POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Randy Anderson, Kenny Seifert and Ryan Del Giudice with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Apollo Diversified Real Estate Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 5th day of July, 2022.

/s/ Randy Anderson	Trustee, President, Secretary and Chairperson
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Randy Anderson

/s/ Kenny Seifert	Chief Financial Officer and Treasurer
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Kenny Seifert

/s/ Ryan Del Giudice	Chief Compliance Officer and Assistant Secretary
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Ryan Del Giudice

/s/ Robb Chapin	Trustee
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Robb Chapin

/s/ Ira Cohen	Trustee
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Ira Cohen

/s/ Nathan Headrick	Trustee
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Nathan Headrick